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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use in Post Effective Amendment No. 1 to the Registration Statement of Star Services Group, Inc. on Form S-1, of (i) our Auditor's Report dated February 19, 2000 on the financial statements of Peerless Dade, Inc. as of December 31, 1999 and for the initial period November 16, 1998 to December 31, 1999 and its Predecessor for the period January 1, 1998 to November 15, 1998, (ii) our Auditor's Report dated December 12, 2000 on the financial statements of Big Apple Demolition Removal, Inc. as of December 31, 1999 and 1998, (iii) our Auditor's Report dated December 12, 2000 on the financial statements of New Horizon Consultant, Inc., d/b/a Tropical Recycling as of December 31, 1999 and 1998 and (iv) our Auditor's Report dated December 13, 2000 on the financial statements of Peerless Miami Avenue, Inc. as of December 31, 1999 and for the period from July 19, 1999 (inception) to December 31, 1999.

         We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ Merdinger, Fruchter, Rosen & Corso, P.C.
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MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
Certified Public Accountants
New York, New York

February 9, 2001